Exhibit 99.1

NEWS RELEASE For information contact: Patricia M. Williamson DRS Technologies, Inc. (973) 898-1500	DRS Technologies, Inc. Corporate Headquarters 5 Sylvan Way Parsippany, NJ 07054 973.898.1500 Fax 973.898.4730 http://www.drs.com #82 FY06

FOR IMMEDIATE RELEASE

Monday, January 30, 2006

DRS TECHNOLOGIES PRICES OFFERING OF $300 MILLION OF

CONVERTIBLE SENIOR NOTES

PARSIPPANY, N.J., January 30 — DRS Technologies, Inc. (NYSE: DRS) announced today that it has priced a private placement of $300 million aggregate principal amount of convertible senior notes due 2026. DRS also has granted to the initial purchasers of these notes a 13-day option to purchase up to an additional $45 million principal amount of the notes. The sale of the convertible notes is expected to close on January 31, 2006, subject to customary closing conditions.

DRS intends to use the net proceeds from the offering, together with other available funds, to finance its previously announced acquisition of Engineered Support Systems, Inc. (NASDAQ: EASI), to repay certain of Engineered Support Systems’ outstanding indebtedness, and to pay related fees and expenses.

DRS will pay interest on the convertible notes at an annual rate equal to 2.0 percent until maturity on February 1, 2026, subject to earlier repurchase, redemption or conversion. The notes will have an initial conversion rate of 16.7504 shares of DRS’s common stock per $1,000 principal amount of convertible notes, representing an initial conversion price of $59.70, which is a premium of 20 percent over the closing common stock price of $49.75 per share on January 27, 2006.

DRS will settle each $1,000 principal amount of convertible notes surrendered for conversion by delivering cash in an amount equal to the lesser of the principal amount of convertible notes surrendered for conversion or the conversion value; if the conversion value is greater than the principal amount, DRS will deliver an amount of shares equal to the sum of the daily share amounts for each trading day during the applicable conversion period.

DRS may redeem all or some of the convertible notes for cash at any time after February 1, 2009, subject to certain conditions. The holders of the convertible notes may require DRS to repurchase the convertible notes for cash on February 1, 2011, 2016 and 2021 at the par amount plus accrued interest, if any.

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The offering is being made only to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the convertible notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the convertible notes will be made only by means of a private offering memorandum.

DRS Technologies, headquartered in Parsippany, New Jersey, provides leading edge products and services to defense, government intelligence and commercial customers. Focused on defense technology, DRS develops and manufactures a broad range of mission critical systems. The company employs 6,000 people worldwide.

For more information about DRS Technologies, please visit the company’s web site at www.drs.com.

This news release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “could,” “should,” “would,” “believe,” “estimate,” “contemplate” and “possible.” Given these uncertainties, you should not rely on forward-looking statements. Such forward-looking statements speak only as of the date on which they were made, and the Company undertakes no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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